                               Registration No.

                    _______________________________________

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                    _______________________________________

                                   FORM T-1

                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a trustee pursuant to Section 305 (b) (2) _____

                   _________________________________________

                        THE FUJI BANK AND TRUST COMPANY
              (Exact name of trustee as specified in its charter)

             New York                                   13-2794155
     (State of incorporation                        (I.R.S. employer
     if not a national bank)                         identification no.)

               Two World Trade Center
                 New York, New York                        10048
     (Address of principal executive offices)            (Zip Code)

                   ________________________________________

                            WMX TECHNOLOGIES, INC.
              (Exact name of obligor as specified in its charter)

                                   Delaware
                        (State of other jurisdiction of
                        incorporation or organization)

                                  36-2660763
                     (I.R.S. employer identification no.)

            3003 Butterfield Road
             Oak Brook, Illinois                           60521
     (Address of principal executive offices)            (Zip Code)

                    _______________________________________

                                DEBT SECURITIES
                      (Title of the Indenture Securities)

Item 1.    General Information
           -------------------

           Furnish the following information as to the Trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

           New York Banking Department, Albany, New York.

           Federal Deposit Insurance Corporation, Washington, D.C.

    (b)    Whether it is authorized to exercise corporate trust powers.

           Yes.

Item 2.    Affiliations with Obligor and Underwriters
           ------------------------------------------

           If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

           None.

Item 16.   List of Exhibits
           ----------------

           List below all exhibits filed as part of this statement of eligibility and qualifications.

           Exhibit 1 - Copy of Organization Certificate of the Trustee, incorporated herein by reference to Exhibit 1 of Form T-1, Registration No. 333-6879

           Exhibit 2 - Copy of certificate of authority of the Trustee to commence business, incorporated herein by reference to
           Exhibit 2 of Form T-1, Registration No. 333-6879

           Exhibit 3 - Copy of authorization of the Trustee to exercise trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Registration No. 333-6879

           Exhibit 4 - Copy of existing By-Laws of the Trustee incorporated herein by reference to Exhibit 4 of Form T-1, Registration No., 333-6879

           Exhibit 5 - Not applicable

           Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by The Trust Indenture Reform Act of 1990, incorporated herein by reference to Exhibit 6 of Form T-1, Registration No. 333-6879

           Exhibit 7 - Copy of the latest Report of Condition of the Trustee as of December 31, 1996

           Exhibit 8 - Not applicable

           Exhibit 9 - Not applicable

                                   SIGNATURE



Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Fuji Bank and Trust Company, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 10th day of April 1997.



                                               THE FUJI BANK AND TRUST COMPANY



                                               Sharon Chase Moore
                                               --------------------
                                               Sharon Chase Moore
                                               Vice President
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

                                                                                                                          Exhibit 7

Name of Bank:          The Fuji Bank & Trust Company                        Call Date:    12/31/96    ST-BK:  36-5168   FFIEC  031
Address:               Two World Trade Center, 79th-82nd Floor                                                          Page  RC-1
City, State,  Zip:     New York, NY 10 48-0042
Certificate No:        21843

Consolidated Report of Condition for Insured Commercial and State-Chartered
Saving Banks for December 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET
                                                                                                               _____
                                                                                                              | C400|
                                                                                                ---------------------
                                                                    Dollar Amounts in Thousands| RCFD Bil Mil Thou  |
---------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                         | ////////////////// |
 1. Cash and balances due from depository institutions (from Schedule RC-A):                   | ////////////////// |
    a. Noninterest-bearing balances and currency and coin(1).................................. | 0081        40,708 |  1.a.
    b. Interest-bearing balances(2)........................................................... | 0071       296,127 |  1.b.
 2. Securities:                                                                                | ////////////////// |
    a. Held-to-maturity securities (from Schedule RC-B, column A)............................. | 1754           127 |  2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)........................... | 1773        10,704 |  2.b.
 3. Federal funds sold and securities purchased under agreements to resell in                  | ////////////////// |
    domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:      | ////////////////// |
    a. Federal funds sold..................................................................... | 0276       287,000 |  3.a.
    b. Securities purchased under agreements to resell........................................ | 0277             0 |  3.b.
 4. Loans and lease financing receivables:                            _________________________| ////////////////// |
    a. Loans and leases, net of unearned income (from Schedule RC-C) |RCFD 2122 |    1,854,723 | ////////////////// |
    b. LESS: Allowance for loan and lease losses.................... |RCFD 3123 |       30,901 | ////////////////// |
    c. LESS: Allocated transfer risk reserve........................ |RCFD 3128 |            0 | ////////////////// |
    d. Loans and leases, net of unearned income,                      -------------------------| /////////////////  |
       allowance, and reserve (item 4.a minus 4.b and 4.c).................................... | 2125    1,823,822  |  4.d.
 5. Trading assets (from Schedule RC-D)....................................................... | 3545        2,284  |  5.
 6. Premises and fixed assets (including capitalized leases).................................. | 2145        2,584  |  6.
 7. Other real estate owned (from Schedule RC-M).............................................. | 2150            0  |  7.
 8. Investments in unconsolidated subsidiaries and associated companies (from                  |                    |
    Schedule RC-M)............................................................................ | 2130            0  |  8.
 9. Customers' liability to this bank on acceptances outstanding.............................. | 2155          881  |  9.
10. Intangible assets (from Schedule RC-M).................................................... | 2143          470  | 10.
11. Other assets (from Schedule RC-F)......................................................... | 2160       19,475  | 11.
12. Total assets (sum of items 1 through 11).................................................. | 2170    2,484,182  | 12.
                                                                                                -----------------
-------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.



Name of Bank:          The Fuji Bank and Trust Company                      Call Date: 12/31/96   ST-BK:  36-5168   FFIEC  031
Address:               Two World Trade Center, 79th-82nd Floor                                                      Page  RC-2
City,  State  Zip:     New York, NY 10048-0042
Certificate No.:       21843

Schedule RC--Continued

                                                               Dollar Amounts in Thousands             Bil Mil Thou
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E.
       part 1)........................................................................     RCON 2200        190,335     13.a.
       (1) Noninterest-bearing (1)..........................RCON 6631          165,89                                   13.a.(1)
       (2) Interest-bearing.................................RCON 6636           25 46                                   13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule
       RC-E, part II).................................................................     RCFN 2200        889,284     13.b.
       (1) Noninterest-bearing..............................RCFN 6631              419                                  13.b.(1)
       (2) Interest-bearing.................................RCFN 6636          888,865                                  13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased........................................................     RCFD 0278         40,000     14.a.
    b. Securities sold under agreements to repurchase.................................     RCFD 0279              0     14.b.
15. a. Demand notes issued to the U.S. Treasury.......................................     RCON 2840              0     15.a.
    b. Trading liabilities (from Schedule RC-D).......................................     RCFD 3548          2,259     15.b.
16. Other borrowed money:
    a. With a remaining maturity of one year or less..................................     RCFD 2332        728,728     16.a.
    b. With a remaining maturity of more than one year................................     RCFD 2333        291,910     16.b.
17. Mortage indebtedness and obligations under capitalized leases.....................     RCFD 2910              0     17.
18. Bank's liability on acceptance executed and outstanding...........................     RCFD 2920            881     18.
19. Subordinated notes and debentures.................................................     RCFD 3200         43,500     19.
20. Other liabilities (from Schedule RC-G)............................................     RCFD 2930         16,829     20.
21. Total liabilities (sum of items 13 through 20)....................................     RCFD 2948      2,203,726     21.

22. Limited-life preferred stock and related surplus..................................     RCFD 3282              0     22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.....................................     RCFD 3838              0     23.
24. Common stock......................................................................     RCFD 3230         98,474     24.
25. Surplus (exclude all surplus related to preferred stock)..........................     RCFD 3839        153,975     25.
26. a. Undivided profits and capital reserves.........................................     RCFD 3632         29,737     26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities.........     RCFD 8434             (7)    26.b.
27. Cumulative foreign currency translation adjustments...............................     RCFD 3284         (1,723)    27.
28. Total equity capital (sum of items 23 through 27).................................     RCFD 3210        280,456     28.
29. Total liabilities limited-life preferred stock, and equity capital (sum of items
    21, 22, and 28)...................................................................     RCFD 3300      2,484,182     29.
                                                                                           ----------------------------------
Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best                              Number
   describe the most comprehensive level of auditing work performed for the bank by                -------------------------
   independent external auditors as of any date during 1995...................................     RCFD 6724    N/A     M.1.
                                                                                                   -------------------------
1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

--------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
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